FILED
2007 NOV 15 PM 1:47
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

POP STARZ PRODUCTIONS, INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, this Corporation adopts the following amendments to its Articles of Incorporation:

FIRST: Amendments adopted (designated by Article Number):

1. Amend "Article 1 – Corporate Name" as follows:

ARTICLE 1 - NAME

The name of this corporation is:

THE NEXT POP STAR, INC. (hereinafter, "Corporation")

2. Amend "Article 5 – Officers" as follows:

ARTICLE 5 – OFFICERS

The officers of this corporation shall be:

President: Jonathan Greene
Vice President: Jonathan Greene
Secretary: Jonathan Greene
Treasurer: Jonathan Greene

whose address shall be the same as the principal office of the Corporation.

SECOND: The date of adoption of this Amendment is: November 14, 2007.

THIRD: Adoption of Amendments:

The amendments were approved by the majority-in-interest of the shareholders of the Corporation, in accordance with the provisions set forth in the Articles of Incorporation of the

Corporation. The number of shares casting votes for the amendments was sufficient for approval.

Signed this 14th day of November, 2007.

Signature: ______________________
Jonathan Greene, President